[State Street Research Letterhead]

                                                                   June 29, 2004

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Dear Sir or Madam:

      On behalf of State Street Research Securities Trust, I am enclosing Form SE and the related exhibits to be incorporated by reference in the direct transmission of Form N-SAR for the year ended April 30, 2004.

                                   Sincerely,

                                   /s/ Joseph Bonaceto
                                   --------------------------------
                                   Joseph Bonaceto

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           FORM SE Dated June 29, 2004

Form N-SAR                          Year ended 04/30/04    811-8322
---------------------------------   -------------------    ---------------------
Report, Schedule or Statement of    Period of Report       SEC File No. of Form,
Which the Documents Are a Part      (If Appropriate)       Schedule or Statement

State Street Research Securities Trust                     918572
---------------------------------------------------        ---------------------
(Exact Name of Registrant As Specified in Charter)         Registrant CIK Number


--------------------------------------------------------------------------------
Name of Person Other than the Registrant Filing the Form, Schedule or Statement


             The undersigned hereby files the following documents:

Attach an exhibit index and the exhibits not filed electronically as required by
    Item 601 of Regulation S-K, the applicable Form, Schedule or Statement.

                   SIGNATURES: Complete A or B, as Appropriate
                       See General Instructions to Form SE

A. Filings Made on Behalf of the Registrant: The Registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts on the 29th day of June, 2004.


                                    State Street Research Securities Trust
                                    --------------------------------------
                                           (Name of Registrant)


                                By: /s/ Edward T. Gallivan, Jr.
                                    --------------------------------------
                                                (Signature)


                                    Edward T. Gallivan, Jr.
                                    --------------------------------------
                                               (Print Name)


                                    Assistant Treasurer
                                    --------------------------------------
                                                  (Title)


B. Filings Made by Persons Other Than the Registrant: After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


----------------    ------------------------------------------------------------
    (Date)                                (Signature)


                    ------------------------------------------------------------
                    (Print the Name and Title of Each Person Who Signs the Form)

SEC 2082 (12-89)

                     State Street Research Securities Trust
                     --------------------------------------
                              (Name of Registrant)

                                    Form SF

                          Exhibit Index for Form N-SAR

Item 77.           B. Accountant's Report on Internal Control

Deloitte(R)

                                                           Deloitte & Touche LLP
                                                           200 Berkeley Street
                                                           Boston, MA 02116-5022
                                                           USA

                                                           Tel: +1 617 437 2000
                                                           Fax: +1 617 437 2111
                                                           www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees and Shareholders of State Street Research Large-Cap Analyst
Fund:

In planning and performing our audit of the financial statements of State Street Research Large-Cap Analyst Fund (the "Fund") for the year ended April 30, 2004 (on which we have issued our report dated June 11, 2004), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the Fund's internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards of the Public Company Accounting Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements due to error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of April 30, 2004.

This report is intended solely for the information and use of management, the Trustees and Shareholders of State Street Research Large-Cap Analyst Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ Deloitte & Touche LLP

June 11, 2004


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